Exhibit 99.1

NEWS RELEASE	Contact: Joel Thomas (919) 379-4300

Alliance One International expands relationship with Philip Morris International Argentine affiliate

Morrisville, NC – December 9, 2019 – Alliance One International, LLC (AOI), a Pyxus International company (NYSE: PYX), today announced that its Argentine subsidiary, Alliance One Tobacco Argentina (AOTA), will relocate its processing operations from its El Carril facility in the Salta province and begin processing at Philip Morris International’s Argentine affiliate, effective for the 2020 crop. In addition, AOTA will reinforce its commercial relationship with Philip Morris through the supply of flue-cured Virginia and burley tobacco.

“AOI’s expanded relationship with Philip Morris International and its local Argentine affiliate reflects the company’s ongoing commitment to improve market share within the tobacco industry and is an example of how Pyxus is continuing to execute against its One Tomorrow transformation strategy,” said Pieter Sikkel, Pyxus International President, CEO and Chairman. “Across our business, we continually evaluate our operations and the global trade environment to ensure we are best positioned to sustain long-term growth. The restructuring of AOI’s Argentine operations will help to improve overall efficiency and strengthen price competitiveness.”

As part of the restructuring, AOTA expects a workforce reduction. The company will be offering affected employees training courses in various trade industries and entrepreneurship.

“We recognize the impact that these changes will have on AOTA’s employees, their families, and the El Carril community, and we are committed to helping those impacted as we restructure local operations,” said Alex Strohschoen, President of AOI. “This change reflects our commitment to position our business for long-term success in Argentina. It will also help to enhance the sustainability of the Argentinian tobacco market due to anticipated increases in exports and improved competitiveness on the global market.”

AOTA’s Salta buying station in El Carril will remain operational, as will the company’s packed products warehouses. AOTA will continue to contract with growers throughout the tobacco-growing provinces.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations of future events. Such statements include, but are not limited to, statements about future financial and operating results, plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based on the current beliefs and expectations of management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results may differ materially from those currently anticipated expected or projected. The following factors, among others, could cause actual results to differ from those expressed or implied by the forward-looking statements: changes from anticipated levels of tobacco exports from Argentina and the cost competitiveness of Argentinian-sourced tobacco on the global market. Additional factors that could cause results to differ materially from those expressed or implied by forward-looking statements can be found in Pyxus’s most recent Annual Report on Form 10-K for the period ended March 31, 2019 and the other filings with the Securities and Exchange Commission (the “SEC”) which are available at the SEC’s Internet site (http://www.sec.gov).

About Pyxus International, Inc.

Pyxus International Inc. (NYSE: PYX) is a global agricultural company with 145 years’ experience delivering value-added products and services to businesses and customers. Driven by a united purpose—to transform people’s lives, so that together we can grow a better world—Pyxus International, its subsidiaries and affiliates, are trusted providers of responsibly sourced, independently verified, sustainable and traceable products and ingredients. For more information, visit www.pyxus.com.

About Alliance One International, LLC

Alliance One International, LLC is a leading independent leaf tobacco supplier. Working with tobacco farmers in 30 countries around the world, Alliance One is recognized for producing sustainable and traceable leaf tobacco. For more information, visit www.aointl.com.